Stock Purchase Agreement

THIS AGREEMENT is made and entered on 07th August 2015 by and between Arc LifeStyle Group Inc (“Seller”) and Capital Flows Ltd (“Purchaser”).

WITNESSETH:

WHEREAS, the Seller, Arc LifeStyle Group Inc., is the issuer of the capital stock of Arc LifeStyle Group Inc. (hereinafter referred to as “ARC”), a Florida corporation which has authority to sell 180 Preferred Shares Series B for $45,000, and

WHEREAS, the Purchaser desires to purchase said stock and the Seller desires to sell said stock, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and Agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Corporation’s Stock aforementioned, it is hereby agreed as follows:

Purchase and Sale

Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Seller shall sell, convey, transfer, and deliver to the Purchaser certificates representing all such stock, and the Purchaser shall purchase from the Seller the Corporation’s Stock in consideration of the purchase price set forth in this Agreement. The certificates representing the Corporation’s Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of the Seller.

Amount and Payment of Purchase Price

(a)	Consideration

As total consideration for the purchase and sale of the Corporation’s Stock, pursuant to this Agreement, the Purchaser shall pay to the Seller the sum of $45,000, such total consideration to be referred to in this Agreement as the “Purchase Price”.

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(b)	Payment

The Purchase Price shall be paid as follows:

i. The sum of $45,000 to be delivered to Seller upon execution of this Agreement or such other date and time as the parties hereto may otherwise agree.

Representations and Warranties of Seller

Seller hereby warrants and represents:

(a)	Organization and Standing

The Seller is a stockholder and record owner of the issued and outstanding shares of the capital stock of the Corporation, which is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida has the corporate power and authority to carry on its business as it is now being conducted.

(b)	Restrictions on Stock

i. Seller is the lawful owner of the Stock, free and clear of all security interests, liens, encumbrances, equities and other charges.

ii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

Representations and Warranties of Seller and Purchaser

Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller and Purchaser which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee, or other like payment in connection with the transactions contemplated hereby.

General Provisions

(a)	Entire Agreement

This Agreement (including any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreement sand understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

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(b)	Sections and Other Headings

The section and other headings contained in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c)	Governing Law

This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Florida. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.

SELLER:

/s/ Carlos López Martínez
Carlos López Martínez
CEO – Arc LifeStyle Group Inc
Date: 08/07/2015

PURCHASER:

/s/ Xiaolan Wang
Xiaolan Wang
CEO – Capital Flows Ltd
Date: 08/07/2015

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